UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010 (February 23, 2010)

AMERICAN OIL & GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 991-0173

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry in a Material Definitive Agreement.

On February 23, 2010, American Oil & Gas Inc. (the “Company”) and North Finn, LLC (“North Finn”) entered into a Letter of Intent (the “Letter”) with Chesapeake Exploration, L.L.C. (“Chesapeake”) whereby Chesapeake agreed to pay up to $49,437,666 to the Company and North Finn (collectively, “Sellers”), for all of Sellers’ right, title and interest in oil and gas leaseholds in certain lands located in Converse, Niobrara and Campbell Counties, Wyoming, including certain wells and including all real and personal properties and/or contractual rights directly related to the wells, thereto. The Company expects to receive approximately $44,000,000 from the sale of those properties.

Chesapeake will have until March 31, 2010 in order to conduct due diligence on these leases and wells. Adjustments to the purchase price for title defects relating to the wells will be made in accordance with the allocated value of $2,270,291. The purchase price is also subject to adjustment upward or downward for each net acre either above or below the net acre minimum set forth in the Letter. Adjustments to the purchase price for environmental defects will be based on: (i) the cost to cure the defect if the amount is liquidated; and (ii) Chesapeake’s economic detriment if a defect is not liquidated but can be estimated with reasonable certainty.

Chesapeake and Sellers have agreed to negotiate in good faith the terms and provisions of a purchase and sale agreement incorporating the terms of the Letter contained therein. Closing shall be on or before March 31, 2010.

Item 7.01. Regulation FD Disclosure.

On February 25, 2010, the Company issued a press release entitled “American Oil & Gas Inc. Updates Bakken and Three Forks Goliath Project”. The press release is attached as Exhibit 99.1 hereto.

On February 26, 2010, the Company issued a press release entitled “American Enters into Letter of Intent to Receive Approximately $44 Million From Sale Of Powder River Basin, WY Assets”. The press release is attached as Exhibit 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 and Exhibit 99.2 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated February 25, 2010

Exhibit 99.2	Press Release dated February 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010	AMERICAN OIL & GAS INC.

	By:	/s/ Andrew P. Calerich

Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release dated February 25, 2010

Exhibit 99.2	Press Release dated February 26, 2010

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